   As filed with the Securities and Exchange Commission on December 30, 1994
                                                     Registration No. __-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ------------

                      J.B. HUNT TRANSPORT SERVICES, INC.
            (Exact name of Registrant as specified in its charter)

                Arkansas                            71-0335111
     State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)             Identification No.)

                         615 J.B. Hunt Corporate Drive
                            Lowell, Arkansas 72745
                                (501) 820-0000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

         J.B. Hunt Transport Services, Inc. Employee Retirement Plan
                           (Full Title of the Plan)

             Kirk Thompson                       Copies of Communications to:
  President and Chief Executive Officer             Charles C. Price, Esq.
      615 J.B. Hunt Corporate Drive               Wright, Lindsey & Jennings
             P.O. Box 130                        200 West Capitol, Suite 2200
        Lowell, Arkansas 72745                    Little Rock, Arkansas 72201
            (501) 820-0000                               (501) 371-0808
   (Name, address, and telephone number,
 including area code, of Agent for Service)

                                 ------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
  Title of
Securities        Amount         Proposed          Proposed        Amount of
   to be          to be      Maximum Offering  Maximum Aggregate  Registration
Registered(1)  Registered(2)  Price Per Share   Offering Price       Fee(3)
- --------------------------------------------------------------------------------
Common Stock,
$.01 par value   400,000          $15.375          $6,150,000       $2,120.69
================================================================================

(1) The shares of common stock being registered consist of shares to be acquired by the Trustee pursuant to the plan for the accounts of individual participants.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices for the common stock as reported on the NASDAQ/NMS on December 28, 1994.

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

        * Omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents filed by J.B. Hunt Transport Services, Inc. (the "Company") and the J.B. Hunt Transportation Services, Inc. Employee Retirement Plan, as amended, (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

        2. All other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by Form 10-K identified above.

        3. The description of the Company's common stock contained in the Company's registration statement on Form 8-A dated March 27, 1984, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        The consolidated financial statements, and schedules, of J.B. Hunt Transport Services, Inc. as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        See "Undertakings, (d)" regarding IRS qualification of the Plan.

Item 6.  Indemnification of Directors and Officers.

        The Company has adopted provisions in its Amended and Restated Articles of Incorporation that limit the liability of its officers and directors and provide for indemnification under certain circumstances. As permitted by the 1987 amendments to the Arkansas Business Corporation Act (the "Arkansas Act"), articles of incorporation may provide for the limitation or elimination of a director's liability to the corporation of its stockholders for monetary damages for breach of fiduciary duty to the corporation or its stockholders. Such limitation does not affect liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) distributions of the corporation's property in violation of the Arkansas Act or the corporation's articles of incorporation, (iv) any transaction from which the director derives an improper personal benefit, or (v) any action, omission, transaction or breach of duty creating any third party liability to any person or entity other than the corporation or its stockholders.

        As permitted by the Arkansas Act, the Amended and Restated
Articles of Incorporation of the Company permit indemnification of officers and directors under certain circumstances. For any officer or director who is made a party to a court or administrative proceeding by reason of his serving as an officer or director of the Company, the board of directors shall reimburse such person for any expenses, judgment, fines or settlement payments incurred as a result of such proceeding, upon a determination that the officer or director acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, notwithstanding a judgment by the court against such person. In an action brought on behalf of the Company, however, such officer or director may not be reimbursed if the court finds him liable for negligence or misconduct unless the court determines that liability notwithstanding, such indemnification is proper. If reimbursement is approved it must be (i) by majority vote of a quorum of the directors not parties to the proceeding, (ii) by written opinion of independent legal counsel, or (iii) by vote of the stockholders. To the extent that any officer or director successfully defends any such court or administrative proceeding, the Company must indemnify him for all necessary and reasonable expenses incurred in such defense. In addition, the Arkansas Act permits the corporation to advance to directors and officers their expenses incurred as a result of any action, suit or proceeding against them to the extent they are entitled to indemnification.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        3       Articles of Incorporation
                        Incorporated by reference from Registration No. 33-64950 filed June 24, 1993 on Form S-3.

        4       Articles and Bylaws of J.B. Hunt Transport Services, Inc.
                        Incorporated by reference from Registration No. 33-64950 filed June 24, 1993 on Form S-3.

        5       Opinion of Wright, Lindsey & Jennings

        23a     Consent of Wright, Lindsey & Jennings (included in Exhibit 5)

        23b     Consent of KPMG Peat Marwick LLP

        24      Power of Attorney (included on signature page)

        99      J.B. Hunt Transport Services, Inc. Employee Retirement Plan

Item 9.  Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, reprsent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) Registrant has submitted the Plan and will submit any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                  APPENDIX A

                              REOFFER PROSPECTUS

                SUBJECT TO COMPLETION, DATED DECEMBER 28, 1994

                      J.B. HUNT TRANSPORT SERVICES, INC.

                                 Common Stock
                          (Par Value $.01 Per Share)

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This Prospectus relates to __________ shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of J.B. Hunt Transport Services, Inc. ("Company") which may be granted pursuant to the J.B. Hunt Transport Services, Inc. Employee Retirement Plan, as amended ("Plan"), and such additional shares as may be issuable as a result of anti-dilution provisions applicable to the Plan.

        The Shares may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, on any exchange (if the Common Stock is listed for trading thereon), or otherwise, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold in ordinary brokerage transactions or privately negotiated transactions. In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

        The Company's Common Stock is traded on the National Association of Securities Dealers' Automated Quotation National Market System ("NASDAQ/NMS") under the symbol "JBHT." On December 16, 1994, the closing sale price per share, as reported by the NASDAQ/NMS, was $15.625.


                      J.B. Hunt Transport Services, Inc.
                         615 J.B. Hunt Corporate Drive
                            Lowell, Arkansas 72745




                        The date of this Prospectus is

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN AS CONTAINED HEREIN, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

        THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OR AN OFFER TO BUY, IN ANY STATE IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.

                            AVAILABLE INFORMATION

        The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 26 Federal Plaza, New York, New York 10278, and Room 1204. Everett McKinley Dickson Building, 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

        This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

        Additional updating information with respect to the Company and plan covered herein may be provided in the future to participants in such plan by means of appendices to the Prospectus. The Company's annual report, quarterly reports and special reports, if any, as filed with the Securities and Exchange Commission and its proxy statement and any documents incorporated by reference are available without charge upon written or oral request from Mr. Kirk Thompson, J.B. Hunt Transport Services, Inc., at the principal executive offices of the company at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, telephone (501) 820-0000.

        The following documents filed with the Commission by the Company are incorporated and made a part of this Prospectus by reference:

        A. The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which contains, either directly or by incorporation by reference, certain financial statements for the Company's latest fiscal year for which such statements have been filed.

        B. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual reports referred to in paragraph A above.

        C. The Company's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent annual or special meetings of its stockholders.

        D. The description of the Company's capital stock contained in its Exchange Act registration statement on Form 8-A dated March 27, 1984, or amended.

        E. All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                                 INTRODUCTION

        J.B. Hunt Transport Services, Inc. ("Company") was incorporated under the laws of Arkansas in 1969. The Company is an irregular route, full service transportation company with operations throughout the continental United States and in Mexico and Canada. The Company's principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745.

        This Prospectus is being distributed in connection with the sale by certain shareholders of shares of the common stock, $.01 par value per share ("Common Stock"), acquired by them under the J.B. Hunt Transport Services, Inc. Employee Retirement Plan, as amended ("Plan"), of the Company. A registration statement with respect to shares to be issued under the Plan has been filed by the Company on Form S-8 and became effective as of December __, 1994.

        The Company believes that most, if not all, of the shares acquired by the Plan Trustee will be purchased in the secondary market. As a result, the Company will not receive any proceeds from the purchase or sale of these shares. If the Trustee acquired shares directly from the Company the acquisition price would be the current market price of the stock and the proceeds of such a sale would be used for general corporate purposes. The Company does not expect the Trustee to purchase shares directly from the Company and is not relying on the Plan as a source of liquidity or capital for future operations.

        The Common Stock of the Company is traded on the National Association of Securities Dealers' Automated Quotation National Market System ("NASDAQ/NMS").

                            I. SELLING SHAREHOLDERS

        The shareholders offering shares of the Common Stock pursuant to this Prospectus ("Selling Shareholders") are officers and other "employees who may be deemed affiliates" of the Company who have participated or may participate in the Plan and who may reoffer the shares of Common Stock acquired pursuant to the Plan.

        The following table sets forth certain information regarding the ownership of shares of the Common Stock by the Selling Shareholders as of December __, 1994, the numbers of shares offered for sale by the Selling Shareholders, and the ownership of the Common Stock by the Selling Shareholders after the sale. Each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite his name.


                                             Number of                      Number of
                                             Shares of                      Shares of
                                            Common Stock                    Common Stock
                                            beneficially      Number of     beneficially        Percentage
  Selling               Relationship       owned prior to      Shares        owned after     owned after this
 Shareholder            to Company         this Offering       Offered         Offering          Offering
 -----------            ----------         -------------       -------         --------          --------
J.B. Hunt               Chairman of the                                           (1)
                        Board of
                        Directors          ______________

Kirk Thompson           President, Chief                                          (1)               (2)
                        Executive
                        Officer, Director  ______________

Johnelle Hunt           Secretary,                                                (1)               (2)
                        Director           ______________

Bryan Hunt              Assistant                                                 (1)               (2)
                        Secretary,
                        Director           ______________

(1) Assumes all shares offered hereby are sold.
(2) Assuming all shares offered hereby are sold, less than 1%.

                           II. PLAN OF DISTRIBUTION

        The shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest of the Selling Shareholders. Such sales may be made on the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

        In general, the shares may be sold by one or more of the following means: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange (if the securities are then listed on an exchange); and
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales.

                          III. ADDITIONAL INFORMATION

General Matters

        The participation by employees in the Plan does not confer upon the employee any right with respect to continuance of employment with the Company, nor does it impair or restrict in any manner the right of the Company to terminate such employment.

Description of Common Stock

        As of September 30, 1994, the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock, par value $.01 per share, of which 38,635,541 shares were outstanding (including __________ treasury shares) and held by approximately __________ shareholders of record.

        Common Stock. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The Company's Amended and Restated Certificate of Incorporation provides for cumulative voting for the election of directors. Subject to the preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and will be entitled to receive pro rata all assets of the Company available for distributions to such holders upon liquidation. No shares of the Common Stock have any preemptive, redemption or conversion rights, or the benefits of any sinking fund. All outstanding shares of Common Stock are, and those offered hereby will be, when issued or transferred out of the treasury, fully paid and nonassessable.

Transfer Agent and Registrar

        The transfer agents and registrar for the Company's Common Stock is First Chicago Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey 07303-2500, telephone 1-800-446-2617 for shareholder inquiries.

Indemnification

        Arkansas Code Annotated Sections 4-27-850 and 4-27-1621 (1987) provide, in summary, that the directors and officers of the Company are entitled, under certain circumstances, to be indemnified by it against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful; provided, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable for negligence or misconduct in the performance of their duties to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity of such expenses which such court shall deem proper. If the corporation indemnifies or advances expenses to a director as described above, the Company must notify the shareholders concurrently with, or before, notice of the next shareholders meeting. Article 10 of the bylaws of the Company authorized indemnification by the Company in a similar manner.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        No dealer, salesman or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any state to any person to whom it is unlawful to make such offer or solicitation in such state. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                               December __, 1994

                                  SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Arkansas, on December 21, 1994.

                                       J.B. HUNT TRANSPORT SERVICES, INC.



                                       By  /s/ KIRK THOMPSON
                                         ---------------------------------------
                                         Kirk Thompson
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kirk Thompson and Jerry W. Walton, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                       Title                     Date
        ---------                       -----                     ----


/s/    J. B. HUNT             Chairman of the               December 21, 1994
- ---------------------------   Board of Directors
J.B. Hunt


/s/   KIRK THOMPSON           President, Chief Executive    December 21, 1994
- ---------------------------   Officer and Director
Kirk Thompson

        Signature                       Title                   Date
        ---------                       -----                   ----


/s/  JERRY W. WALTON          Executive Vice President     December 23, 1994
- ------------------------      and Chief Financial Officer
Jerry W. Walton

/s/  JOHNELLE HUNT            Secretary and Director       December 21, 1994
- ------------------------
Johnelle Hunt

________________________      Director                     December __, 1994
John A. Cooper


________________________      Director                     December __, 1994
Fred K. Darragh, Jr.


________________________      Director                     December __, 1994
Wayne Garrison


/s/  GENE GEORGE              Director                     December 22, 1994
- ------------------------
Gene George

/s/  ROY GRIMSLEY             Director                     December 22, 1994
- ------------------------
Roy Grimsley

/s/ J. BRYAN HUNT, JR.        Assistant Secretary and      December 21, 1994
- ------------------------      Director
J. Bryan Hunt, Jr.

/s/  LLOYD E. PETERSON        Director                     December 22, 1994
- ------------------------
Lloyd E. Peterson

/s/ THOMAS L. HARDEMAN        Director                     December 21, 1994
- ------------------------
Thomas L. Hardeman

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administers the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania, on December 23, 1994.

                                     PRUDENTIAL TRUST COMPANY, AS TRUSTEE
                                     FOR THE J.B. HUNT TRANSPORT SERVICES, INC.
                                     EMPLOYEE RETIREMENT PLAN


                                     By  /s/ DAVID A. MILLIKEN
                                       ---------------------------------------
                                           (Signature and Title)


                                     David A. Milliken, Vice President
                                     and Assistant Secretary
                                     -----------------------------------------
                                           (Type or Print Name)

                               INDEX TO EXHIBITS

Exhibit No.     Description of Exhibit                  Page No.
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
    3         Articles of Incorporation           (incorporated by reference
                                                  from Registration No.
                                                  33-64950 filed June 24,
                                                  1993 on Form S-3)

    5         Opinion of Wright, Lindsey &
              Jennings

   23a        Consent of Wright, Lindsey &
              Jennings                            (included in Exhibit 5)

   23b        Consent of KPMG Peat Marwick LLP

   24         Power of Attorney                   (included on signature page)

   99         J.B. Hunt Transport Services, Inc.
              Employee Retirement Plan


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